SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 23, 2026
Date of Report (Date of earliest event reported)

PATRIOT NATIONAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-29599	06-1559137
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Bedford Street, Stamford, Connecticut 06901
(Address of Principal Executive Office) (Zip Code)

(203) 252-5900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	PNBK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Patriot National Bancorp, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreements”), dated as of September 23, 2026, with certain accredited investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investors (the “Offering”), an aggregate of:
●	4,782,608 shares of the Company’s voting common stock, $0.01 par value per share (the “Voting Common Stock”)
●	956,522 five-year warrants (the “Warrants”) to purchase shares of the Company’s Non-Voting Common Stock.

Upon exercise, the Warrants will entitle the holder thereof, or their assignees the right to purchase share of the Company’s Non-Voting Common Stock (the “Warrant Shares”), which may be exchanged for Voting Common Stock upon such holder meeting certain Non-Control Conditions set forth in the Purchase Agreement.

The Voting Common Stock, the Warrants, and the underlying Warrant Shares are collectively referred to as the “Securities.” The Common Stock were sold to the Investors at a price of $1.15 per share, and one Warrant will be issued to each Investor for every five (5) shares of Common Stock purchased

The Warrants are exercisable no earlier than six months after the closing of the Offering at an exercise price of $1.25 per Warrant Share. The proceeds from the Offering, prior to deducting the estimated offering expenses, are expected to be approximately $5.5 million. Estimated offering expenses are $350,000.

The Company intends to use the proceeds of this Offering to invest capital into its wholly-owned bank subsidiary, Patriot Bank NA, and for general corporate purposes, which may include capital expenditures, working capital, interest payments, and general or administrative expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing. No underwriter or placement agent participated in the Offering.

The Shares and Warrants are being offered and sold pursuant to a prospectus supplement dated September 24, 2026 and an accompanying base prospectus that form a part of the registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission, which became effective on May 22, 2025 (File No. 333-287283).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated by reference herein. A copy of the opinion of Windels Marx Lane & Mittendorf LLP, relating to the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Windels Marx Lane & Mittendorf, LLP.

10.1	Form of Securities Purchase Agreement, dated as of September 23, 2026, by and among Patriot National Bancorp , Inc. and the Investors.

10.2	Form of Warrant, dated as of September 23, 2026, by and among Patriot National Bancorp , Inc. and the Investors (included as part of Exhibit 10.1)

23.1	Consent of Windels Marx Lane & Mittendorf, LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s plans, objectives, goals, strategies, business plans, future events or performance. Words such as “anticipates," “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding its business, plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Many possible events or factors could affect the Company’s future financial results and performance and could cause its actual results, performance or achievements to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the Offering and other risks as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission.

Given these factors, you should not place undue reliance on these forward-looking statements. All information set forth in this Current Report on Form 8-K is as of the date of this Form 8-K. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Form 8-K, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

By: /s/ Carlos P. Salas
Name: Carlos P. Salas
Title: Chief Financial Officer

Date: September 24, 2026